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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Corporate Express, Inc. on Form S-8 (File No. 33-86574) and on Form S-4 (File No. 333-07909) of our report dated April 4, 1996 relating to the consolidated balance sheet of Miller Stationers Ltd. as of January 31, 1996 and the related statements of earnings and retained earnings and changes in financial position for the year then ended.


/s/  KPMG
Chartered Accountants

Edmonton, Canada
September 19, 1996